                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only
/X/  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          ATLANTIC RICHFIELD COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

ARCO (LOGO)

ATLANTIC RICHFIELD COMPANY

NOTICE OF 1996
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                                                MONDAY, MAY 6, 1996
                                                AT 10:00 A.M.
                                                SHERATON GRANDE HOTEL
                                                333 SOUTH FIGUEROA STREET
                                                LOS ANGELES, CALIFORNIA

ARCO (LOGO)

ATLANTIC RICHFIELD COMPANY
515 South Flower Street
Los Angeles, California 90071

March 18, 1996

Dear Stockholder:

It is a pleasure to invite you to join us at the 1996 Annual Meeting of Stockholders in Los Angeles on May 6.

It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period. A postmeeting report will be made available to stockholders.

Sincerely,

/s/ MIKE R. BOWLIN

Chairman of the Board and
Chief Executive Officer

ARCO (LOGO)

                           ATLANTIC RICHFIELD COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1996

The Annual Meeting of Stockholders of Atlantic Richfield Company will be held in the Grande Ballroom of the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, on Monday, May 6, 1996, at 10:00 a.m., local time, for the following purposes:

(1) To elect eight directors to hold office for a one-year term;

(2) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996;

(3) If properly presented, to consider and act upon the stockholders' proposal set forth beginning on page 20, which is opposed by the Board of Directors; and

(4) To transact such other business as may properly come before the meeting.

Stockholders entitled to vote at the meeting are holders of record of the Preference Stocks and of the Common Stock at the close of business on March 11, 1996.

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT, THEN COMPLETE, SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTPAID ENVELOPE.

Each stockholder of record will receive a single form of proxy pertaining to all classes of voting stock registered in his or her name. Each participant in any of the various employee benefit plans will also receive a form of proxy pertaining to shares credited to his or her accounts in all plans.


/s/ BRUCE G. WHITMORE

BRUCE G. WHITMORE                                       Los Angeles, California
Senior Vice President,                                  March 18, 1996
General Counsel and
Corporate Secretary

                           ATLANTIC RICHFIELD COMPANY
                            515 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071

                            ------------------------

                                PROXY STATEMENT
                                 MARCH 18, 1996
                            ------------------------

                                  INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Atlantic Richfield Company ("ARCO" or the "Company") for the Annual Meeting of Stockholders. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the General Counsel and Corporate Secretary of ARCO. When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the directors of the Company. As to other items of business which may come before the meeting, the directors will vote in accordance with their best judgment. ARCO has adopted a policy of confidential voting. All proxies, ballots and voting tabulations that identify stockholders shall be kept secret by the independent third party tabulator except in specified circumstances where it is important to protect the interests of the Company and its stockholders.

                               VOTING SECURITIES

All stockholders of record at the close of business on March 11, 1996 are entitled to vote on all business of the meeting. The Company's $3.00 Preference Stock ("$3.00 Preference Stock") is entitled to eight votes per share; the Company's $2.80 Preference Stock ("$2.80 Preference Stock") is entitled to two votes per share; and the Company's Common Stock ("Common Stock") is entitled to one vote per share, all shares voting together as one class. The Company had 65,968 shares of $3.00 Preference Stock, 721,352 shares of $2.80 Preference Stock and 160,787,269 shares of Common Stock outstanding on such record date. Fractional shares will not be voted. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.

                        SECURITY OWNERSHIP OF MANAGEMENT


The following table and the footnotes thereto set forth the number of shares of Common Stock, the number of shares of common stock ("ARCO Chemical Stock") of ARCO Chemical Company ("ARCO Chemical"), the number of shares of common stock ("Vastar Stock") of Vastar Resources, Inc. ("Vastar") and the number of shares of common stock ("Lyondell Stock") of Lyondell Petrochemical Company ("Lyondell") owned beneficially as of February 1, 1996 by each director or nominee, each named executive officer and all directors and executive officers as a group. ARCO Chemical was a wholly-owned subsidiary of ARCO prior to the initial public offering by ARCO Chemical of its common stock in October 1987. At February 1, 1996, ARCO owned 80,000,001 shares of ARCO Chemical Stock, which represented 82.9% of the outstanding ARCO Chemical Stock. Vastar was a wholly-owned subsidiary of ARCO prior to the initial public offering by Vastar in July 1994. At February 1, 1996, ARCO owned 80,000,001 shares of Vastar Stock, which represented 82.3% of the outstanding Vastar Stock. Prior to ARCO's sale of a majority interest in Lyondell in January 1989, Lyondell was a wholly-owned subsidiary of ARCO; at February 1, 1996, ARCO owned 39,921,400 shares of Lyondell Stock, which represented 49.9% of the outstanding Lyondell Stock. In August 1994, ARCO completed an offering of Exchangeable Notes which, upon their September 1997 maturity date, at ARCO's option, can be exchanged into Lyondell Stock or cash of an equal value. If ARCO elects to deliver its shares of Lyondell Stock at maturity, ARCO's equity interest in Lyondell will be substantially reduced or eliminated. Except as disclosed herein, none of the directors or nominees, named executive officers or directors and executive officers as a group owned any other equity securities of the Company, ARCO Chemical, Vastar or Lyondell. As of February 1, 1996, the percentage of shares of any class of equity securities of the Company, ARCO Chemical, Vastar or Lyondell, beneficially owned by any director or nominee, any named executive officer or all directors and executive officers as a group, was less than 1% of the class so owned. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.




                                                       SHARES OF COMMON           SHARES OF ARCO
                                                         STOCK OWNED           CHEMICAL STOCK OWNED
                                                       BENEFICIALLY AS OF       BENEFICIALLY AS OF
       NAME                                          FEBRUARY 1, 1996(a)(b)      FEBRUARY 1, 1996
---------------------------------------------------------------------------------------------------
Ronald J. Arnault.................................             86,855                    500
Frank D. Boren....................................              3,000                     --
Mike R. Bowlin....................................            174,958(c)                  --
Lodwrick M. Cook..................................            163,800                     --
Richard H. Deihl..................................              3,000                  2,500
Anthony G. Fernandes..............................             63,896                     --
John Gavin........................................              2,000                     --
Hanna H. Gray.....................................              1,100                     --
Philip M. Hawley..................................              1,400                     --
Kent Kresa........................................              2,000                     --
David T. McLaughlin...............................              1,100                     65
William C. Rusnack(d).............................             48,385                     --
John B. Slaughter.................................              1,000                     --
William E. Wade, Jr. .............................            105,743                     --
Henry Wendt.......................................              2,656                  2,500
All directors and executive officers as a
  group(d)(e).....................................          1,008,270(f)               6,617
---------------------------------------------------------------------------------------------------


(a) Includes shares held by the trustees under the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II for the accounts of participants.

(b) The amounts shown include shares that may be acquired within 60 days following February 1, 1996 through the exercise of stock options, as follows: Mr. Arnault, 81,875; Mr. Bowlin, 163,022; Mr. Fernandes, 61,840; Mr. Wade, 103,290; Mr. Rusnack, 46,950; Mr. Cook, 163,800; and all
     directors and executive officers as a group, including those just named, 951,004. These amounts
                                         (Footnotes continued on following page)
     include shares subject to options granted pursuant to the 1985 Executive Long-Term Incentive Plan (the "LTIP") and pursuant to the Stock Option
     Plan for Outside Directors. See "Compensation -- Compensation of Executive Officers" and "Compensation -- Compensation of Directors."

(c) Includes 10,000 shares of restricted Common Stock granted in June 1992 pursuant to the LTIP. Restricted stock includes voting rights and the right to receive dividends.


(d) As of February 1, 1996, Mr. Rusnack owned 301 shares of Lyondell Stock and all directors and executive officers as a group owned a total of 811 shares of Lyondell Stock.



(e) As of February 1, 1996, one executive officer owned 300 shares of Vastar Stock.


(f) Includes 11,014 shares owned jointly by spouses which are subject to shared voting and investment power and 3,256 shares owned beneficially by spouses or family members. Does not include 550 shares owned by relatives, as to which shares beneficial ownership is disclaimed.

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

In 1994, stockholders approved an amendment to the Certificate of Incorporation of the Company that authorized the annual election of the Board of Directors. The Certificate previously divided the Board into three classes of directors. Through 1994, Directors were elected for three-year terms with one class elected each year. Pursuant to the amended Certificate, beginning in 1995, as directors' terms expire, all directors are elected each year at the Annual Meeting of Stockholders.

Effective at the date hereof, the number of directors constituting the whole Board is fixed at fourteen. The Board of Directors has selected the following nominees recommended by the Corporate Governance Committee for election to a term of one year.

                                Ronald J. Arnault
                                Mike R. Bowlin
                                Lodwrick M. Cook
                                Richard H. Deihl
                                Hanna H. Gray
                                Philip M. Hawley
                                David T. McLaughlin
                                Henry Wendt

Directors are to be elected at the annual meeting to hold office for the term specified and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy, the persons named in the accompanying proxy intend to vote for the election of the eight nominees listed above.

All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends. In 1997, the directors' terms for Messrs. Boren, Fernandes, Gavin, Kresa, Slaughter and Wade will expire and at that time all directors will be elected each year for one-year terms.

--------------------------------------------------------------------------------

The following biographical information is furnished with respect to each of the eight nominees for election at the annual meeting and for each of the other six directors whose terms will continue after the meeting. The information includes age as of the date of the meeting, present position, if any, with ARCO, period served as director, expiration of term as director, and other business experience during the past five years. Unless otherwise indicated, the description of offices held by the persons below refer to offices with ARCO.

                RONALD J. ARNAULT, 52
                Executive Vice President and Chief Financial Officer Director's term expires 1996

                Director since 1987. Executive Vice President since October 1987 and Chief Financial Officer (June 1984-July 1990 and July
  [Photo] 1992-Present). Senior Vice President (June 1980-October 1987). Officer of ARCO since 1977. Director of ARCO Chemical Company and SunAmerica, Inc. and Chairman of the Board of Vastar Resources, Inc.


                FRANK D. BOREN, 61
                Director's term expires 1997

                Director since 1990. President of Sustainable Conservation since June 1992. President, The Nature Conservancy (January
  [Photo] 1987-January 1990), Partner, McNeill Enterprises (real estate) (1980-1986 and January 1990-Present) and Partner in the law firm of Paul, Hastings, Janofsky & Walker (1968-1980).


                MIKE R. BOWLIN, 53
                Chairman of the Board, Chief Executive Officer and President Director's term expires 1996

                Director since 1992. Chairman of the Board since July 1995, Chief Executive Officer since July 1994 and President since June
   [Photo] 1993. Executive Vice President (June 1992-May 1993) and Senior Vice President (July 1985-June 1992). Officer of ARCO since 1984. Chairman of the Board of ARCO Chemical Company.


                LODWRICK M. COOK, 67
                Director's term expires 1996

                Director since 1980. Retired Chairman of the Board (January 1986-June 1995). Chief Executive Officer (October 1985-June
   [Photo] 1994), President (October 1985-December 1985), Chief Operating Officer-Products (May 1984-October 1985) and Executive Vice President (June 1980-May 1984). Officer of ARCO since 1970. Director of Castle & Cooke Inc., Lockheed Martin Corporation and Premier Bank.


                RICHARD H. DEIHL, 67
                Director's term expires 1996

                Director since 1987. Former Chairman of the Board (1986-1995), Chief Executive Officer (1983-1993) and President (1983-1986) of
   [Photo] H. F. Ahmanson & Company (bank holding company). Chairman of the Board (1983-1993), Chief Executive Officer (1967-1993) and President (1967-1983) of Home Savings of America (bank).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                ANTHONY G. FERNANDES, 50
                Executive Vice President
                Director's term expires 1997

                Director since 1994. Executive Vice President since September
    [Photo] 1994. Senior Vice President (July 1990-September 1994) and Vice President and Controller (July 1987-July 1990). Officer of ARCO since 1987.


                JOHN GAVIN, 65
                Director's term expires 1997

                Director since 1989. Chairman of Gamma Services International (international consulting services) since January 1990.
    [Photo]     President of Univisa Satellite Communications (May 1987-December
                1989). Vice President of ARCO (May 1986-May 1987). United States Ambassador to Mexico (April 1981-May 1986). Director of Dresser Industries, Pinkerton's, Inc., and The Hotchkis & Wiley Funds.


                HANNA H. GRAY, 65
                Director's term expires 1996

                Director since 1982. President Emeritus and Harry Pratt Judson Distinguished Professor of History of the University of Chicago
    [Photo] since July 1993. President and Professor of History (1978-1993). Director of American Information Technologies (Ameritech), Cummins Engine Company, J. P. Morgan & Company and Morgan Guaranty Trust Company of New York.


                PHILIP M. HAWLEY, 70
                Director's term expires 1996

                Director since 1975. Private consultant since April 1993. Former Chairman of the Board and Chief Executive Officer of Carter
    [Photo] Hawley Hale Stores, Inc. (department stores) (1983-1993) and President (1977-1983). Director of American Telephone & Telegraph Company, BankAmerica Corp. and its subsidiary Bank of America, N.T.&S.A., Johnson & Johnson and Weyerhaeuser Company.


                KENT KRESA, 58
                Director's term expires 1997

                Director since 1993. Chairman, President and Chief Executive
    [Photo] Officer of Northrop Grumman Corporation (aerospace) since 1990. President and Chief Operating Officer of Northrop Corporation (1987-1990). Director of Chrysler Corporation.


                DAVID T. MCLAUGHLIN, 64
                Director's term expires 1996

                Director since 1993. Chief Executive Officer and President since 1988 and Chairman (1987-1995) of The Aspen Institute
    [Photo] (not-for-profit institute). President of Dartmouth College (1981-1987). Director of Atlas Air, The Chase Manhattan Corporation and its subsidiary, The Chase Manhattan Bank, N.A., Partnerre Re Holdings Ltd., Standard Fusee Corporation and Westinghouse Electric Corporation.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                JOHN B. SLAUGHTER, 62
                Director's term expires 1997

                Director since 1989. President of Occidental College since 1988.
   [Photo] Chancellor, University of Maryland (1982-1988). Director of International Business Machines Corporation, Monsanto Company, Avery Dennison Corporation and Northrop Grumman Corporation.


                WILLIAM E. WADE, JR., 53
                Executive Vice President
                Director's term expires 1997

                Director since 1993. Executive Vice President since June 1993.
   [Photo]      Senior Vice President (May 1987-May 1993). Officer of ARCO since
                1985.


                HENRY WENDT, 62
                Director's term expires 1996

                Director since 1987. Former Chairman of the Board of SmithKline Beecham, PLC and its USA subsidiary SmithKline Beecham Corporation (health care products) (1989-1994), Chairman of the
   [Photo] Board and Chief Executive Officer of SmithKline Beckman Corporation (1987-July 1989), President and Chief Executive Officer (1982-1987), and President and Chief Operating Officer (1976-1982). Director of Beckman Instruments, Inc., Allergan, Inc. and Aviall, Inc.


--------------------------------------------------------------------------------

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                  ANNUAL COMPENSATION              ------------
                                        ---------------------------------------
                                                                      OTHER           AWARDS          ALL
                                                                      ANNUAL       ------------      OTHER
                                          SALARY        BONUS      COMPENSATION      OPTIONS      COMPENSATION
       NAME & POSITION          YEAR       ($)           ($)           ($)             (#)            ($)
-----------------------------   ----    ----------    ----------   ------------    ------------   ------------
                                                                       (a)             (b)            (c)
Mike R. Bowlin                  1995    $  835,577    $  670,000     $ 62,540         44,500        $103,480
Chairman of the Board           1994    $  715,731    $  600,000     $117,689         86,800        $ 96,532
Chief Executive Officer         1993    $  584,000    $  440,000     $ 76,056         54,700        $ 73,560
President


Ronald J. Arnault               1995    $  665,229    $  480,000     $ 21,044         22,150        $140,829
Executive Vice President        1994    $  654,654    $  500,000     $ 28,794         17,600        $123,944
Chief Financial Officer         1993    $  650,780    $  320,000     $ 23,015         20,300        $103,687


Anthony G. Fernandes            1995    $  490,385    $  330,000     $173,200         22,150        $ 75,630
Executive Vice President        1994    $  374,171    $  265,000     $ 30,364         35,700        $ 62,293
                                1993    $  346,830    $  139,558     $ 16,399          5,695        $ 53,278

William E. Wade, Jr.            1995    $  541,962    $  350,000     $ 31,190         22,150        $ 82,475
Executive Vice President        1994    $  525,000    $  400,000     $ 59,474         17,600        $ 80,038
                                1993    $  480,164    $  250,000     $248,352         39,500        $ 68,164

William C. Rusnack              1995    $  389,693    $  177,500     $ 12,869         11,516        $ 60,125
Senior Vice President           1994    $  380,000    $  195,000     $ 32,881          8,600        $ 58,491
                                1993    $  358,909    $  152,000     $ 21,580          6,202        $ 52,091

Lodwrick M. Cook                1995    $  610,813    $  500,000     $116,507             --        $270,573
Retired Chairman of the         1994    $1,154,572    $1,050,000     $241,411         36,800        $163,331
  Board(d)                      1993    $1,147,740    $  560,000     $125,969         36,400        $137,354
--------------------------------------------------------------------------------------------------------------

(a) Includes imputed income in respect of interest on relocation loans, tax gross-ups in respect of relocation expense and financial counseling reimbursements and other miscellaneous items, and the amount of incremental interest accrued under the Executive Deferral Plan that exceeds 120% of a specified IRS rate. The relocation expense and financial counseling reimbursements are increased by an amount to cover the state and federal income tax obligations of the recipient associated with the reimbursements, including an additional amount, based on maximum applicable federal and state income tax rates.

(b) The Company's LTIP provides for the award of stock options and a cash payment in respect of dividend share credits as described in this footnote. Includes option grants under the LTIP made in February 1996, 1995 and 1994, respectively, based on the Company's performance for 1995, 1994 and 1993, respectively. Includes additional option grants made in July 1994 and June 1993 to Mr. Bowlin upon the occasion of his election to the offices of Chief Executive Officer and President, respectively. Also includes additional option grants to Messrs. Wade and Fernandes upon their elections to the offices of Executive Vice President in 1993 and 1994, respectively. Dividend share credits are allocated to an optionee's account whenever dividends are declared on shares of Common Stock. The number of dividend share credits to be allocated on each record date to an

                                         (Footnotes continued on following page)
     optionee's account is computed by multiplying the dividend rate per share of Common Stock by the sum of (i) the number of shares subject to outstanding options and (ii) the number of dividend share credits then credited to the optionee's account and dividing the resulting figure by the fair market value of the Common Stock ("FMV") on such dividend record date. Subject to certain exceptions, when stock options are exercised, surrendered or cancelled, the optionee may receive a cash payment equal to the value of the dividend share credits (FMV of a share of Common Stock on the exercise date multiplied by the number of dividend share credits) allocated to such options. In no event do dividend share credits have any ascertainable market value until the date on which the options in respect of which such credits have been allocated are exercised. Dividend share credits are cancelled upon an optionee's termination of employment under certain specified circumstances.

(c) Includes contributions to the Executive Supplementary Savings Plan, incremental executive medical plan premiums, financial counseling reimbursements, certain amounts in respect of the Executive Life Insurance Plan, and imputed income in respect of the Long-Term Disability Plan, as follows:

                                                  MR.       MR.       MR.        MR.        MR.        MR.
                                        YEAR    BOWLIN    ARNAULT   FERNANDES   WADE      RUSNACK     COOK
                                        -----   -------   -------   --------- --------    -------   --------
     Executive Supplementary             1995   $66,846   $53,218   $39,231   $43,357     $31,176   $48,865
       Savings Plan                      1994   $57,258   $52,372   $29,934   $42,000     $30,386   $92,366
                                         1993   $46,671   $52,062   $27,746   $38,383     $28,713   $91,819

     Incremental Executive               1995   $ 8,554   $ 8,554   $ 8,554   $ 8,554     $ 8,554   $ 8,554
       Medical Plan premiums             1994   $ 8,554   $ 8,554   $ 8,554   $ 8,554     $ 8,554   $ 8,554
                                         1993   $ 6,780   $ 6,780   $ 6,780   $ 6,780     $ 6,780   $ 6,780

     Financial Counseling                1995   $ 7,300   $14,600   $ 7,300   $ 7,300     $ 5,700   $14,365
       reimbursements                    1994   $11,901   $    --   $ 5,700   $ 7,300     $ 5,700   $14,375
                                         1993   $10,441   $12,250   $ 8,816   $ 8,700     $ 8,700   $16,854

     Executive Life Insurance Plan       1995   $16,205   $55,085   $15,857   $13,661     $10,147   $59,599
                                         1994   $14,376   $53,778   $13,550   $12,713     $ 9,436   $44,731
                                         1993   $ 5,251   $23,381   $ 5,407   $ 4,856     $ 3,536   $18,612

     Long-Term Disability Plan           1995   $ 4,575   $ 9,372   $ 4,688   $ 9,603     $ 4,548   $ 1,974
                                         1994   $ 4,443   $ 9,240   $ 4,555   $ 9,471     $ 4,415   $ 3,305
                                         1993   $ 4,417   $ 9,214   $ 4,529   $ 9,445     $ 4,362   $ 3,289

     In addition to the dollar amounts shown in the column, dividend share credits accrued to the accounts of the named executives during 1995, 1994 and 1993, respectively, are as follows: Mr. Bowlin: 10,887; 7,997; 3,923; Mr. Arnault: 5,171; 6,115; 5,044; Mr. Fernandes: 4,267; 2,930; 2,027; Mr.
     Wade: 6,202; 5,358; 3,386; Mr. Rusnack: 2,902; 2,556; 1,898; and Mr. Cook:
     10,375; 10,505; 7,310.

(d) Mr. Cook served as Chairman of the Board of ARCO through June 30, 1995 and retired as an employee on that date. Mr. Cook received a payment of $137,216 for six weeks vacation pay based on normal company policy for retiring executives. Mr. Cook also became entitled to regular benefits under the Supplementary Executive Retirement Plan. Examples of the regular benefit are shown in the table captioned "Estimated Retirement Benefits" on page 15.

                             OPTION GRANTS FOR 1995

                                                INDIVIDUAL GRANTS(a)                             POTENTIAL REALIZABLE VALUE AT
                         ------------------------------------------------------------------                  ASSUMED
                                        % OF TOTAL                                                 ANNUAL RATES OF STOCK PRICE
                         OPTIONS     OPTIONS GRANTED      EXERCISE                               APPRECIATION FOR OPTION TERM(b)
                         GRANTED       TO EMPLOYEES         PRICE           EXPIRATION         -----------------------------------
        NAME               (#)           FOR 1995          ($/SH)              DATE                  5%                  10%
---------------------    -------     ----------------     ---------     -------------------    ---------------     ---------------
Mike R. Bowlin           44,500             8.4%          $112.9375       February 26, 2006         $3,160,501          $8,009,666
Ronald J. Arnault        22,150             4.2%          $112.9375       February 26, 2006         $1,573,148          $3,986,834
Anthony G. Fernandes     22,150             4.2%          $112.9375       February 26, 2006         $1,573,148          $3,986,834
William E. Wade, Jr.     22,150             4.2%          $112.9375       February 26, 2006         $1,573,148          $3,986,834
William C. Rusnack       11,516             2.2%          $112.9375       February 26, 2006           $817,895          $2,072,794
Lodwrick M. Cook             --              --                  --             --                          --                  --
Stock Price
  2/26/96 Grant(c)                                                                                     $183.96             $292.93
All Stockholders(c)                                                                            $11,423,000,000     $28,948,000,000

------------

(a) The ten-year options were granted on February 26, 1996 pursuant to the LTIP at an exercise price equal to the FMV on date of grant. These option grants were awarded based on Company and individual performance in 1995. Each option will become exercisable as to 50% of the total shares granted on February 26, 1997, the remaining 50% will become exercisable on February 26, 1998. The exercisability of options may be accelerated upon a change of control. Options and the associated dividend share credits are cancelled upon an optionee's termination of employment under certain specified circumstances. See footnote (b) to the Summary Compensation Table.

(b) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options and are exclusive of the value, if any, that might be realized in the future in respect of dividend share credits.

(c) Based on total number of common shares outstanding on December 31, 1995 of 160,831,190 and purchase price of $112.9375.

         AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES
                           (AS OF DECEMBER 31, 1995)

                                                                                     VALUE OF IN-THE-MONEY
                                                      NUMBER OF UNEXERCISED           UNEXERCISED OPTIONS AT
                        SHARES                        OPTIONS AT YEAR-END(a)              YEAR-END(b)(c)
                       ACQUIRED       VALUE        ----------------------------    ----------------------------
                      ON EXERCISE    REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        NAME              (#)          ($)             (#)             (#)             ($)             ($)
--------------------  -----------    --------      -----------    -------------    -----------    -------------
Mike R. Bowlin               --      $     --        131,672          74,750         $943,770       $431,288
Ronald J. Arnault        24,000      $257,362(d)      62,925          27,750         $243,563       $129,763
Anthony G. Fernandes        733      $ 39,490(e)      50,193          29,497         $498,853       $145,664
William E. Wade, Jr.         --      $     --         84,340          27,750         $673,943       $129,763
William C. Rusnack          311      $ 15,783(f)      39,549          11,701         $387,191       $ 45,285
Lodwrick M. Cook         42,100      $307,549(g)     126,200          55,000         $177,450       $241,850

------------

(a) Each option carries with it the right to potential dividend share credits. See footnote (b) to the Summary Compensation Table.

(b) Closing price of ARCO Common Stock on December 31, 1995 was $110.75.

(c) For illustrative purposes only, Registrant has calculated the hypothetical aggregate values of both in-the-money options and out-of-the-money options, including dividend share credits. These calculations assume these options were exercised on December 31, 1995 at $110.75.

                                                   YEAR-END OPTION VALUES, INCLUDING
                                                      DIVIDEND SHARE CREDIT VALUES
                                              --------------------------------------------
                                              EXERCISABLE OPTIONS    UNEXERCISABLE OPTIONS
                                              -------------------    ---------------------
            Mr. Bowlin                            $3,200,336               $934,247
            Mr. Arnault                           $1,145,264               $307,029
            Mr. Fernandes                         $1,615,515               $312,493
            Mr. Wade                              $2,502,297               $307,029
            Mr. Rusnack                           $1,382,494               $112,779
            Mr. Cook                              $2,306,364               $581,395

(d) Mr. Arnault also received a payment of $788,859 for dividend share credits allocable to the options exercised.

(e) Mr. Fernandes also received a payment of $54,102 for dividend share credits allocable to the options exercised.

(f) Mr. Rusnack also received a payment of $22,329 for dividend share credits allocable to the options exercised.

(g) Mr. Cook also received a payment of $748,551 for dividend share credits allocable to the options exercised.

PERFORMANCE GRAPH*

The graph below compares the cumulative total stockholder return of the Company with the cumulative return on the S&P 500 Stock Index and the S&P Domestic Integrated Oil Index of 11 companies adjusted to exclude the Company. The S&P Domestic Integrated Oil Index replaces the peer group formerly used by the Company. The Company has adopted the new index because it believes that the aggregate asset profile of the companies composing the S&P Domestic Integrated Oil Index more closely corresponds to the current composition of the Company's assets. The cumulative total stockholder return of the former peer group is set forth below for comparison purposes.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN**
  ARCO Common, S&P Composite-500 and S&P Domestic Integrated Oils w/o ARCO***


                         PERFORMANCE GRAPH APPEARS HERE


                                                      S&P
MEASUREMENT PERIOD                                  DOMESTIC           FORMER
(FISCAL YEAR COVERED)             ARCO            OIL W/O ARCO       PEER GROUP****     S&P 500
---------------------            ------           ------------       ----------         -------
Measurement Pt-12/31/90          $100.0              $100.0            $100.0            $100.0
FYE 12/31/91                     $ 90.5              $ 94.4            $111.6            $130.4
FYE 12/31/92                     $102.2              $ 93.5            $116.0            $140.4
FYE 12/31/93                     $ 98.4              $101.2            $134.1            $154.5
FYE 12/31/94                     $100.3              $106.7            $142.2            $156.5
FYE 12/31/95                     $114.6              $121.3            $186.3            $215.3

------------
   * Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

  ** Assumes the value of the investment in ARCO Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

 *** Standard & Poor's Domestic Integrated Oil Index, adjusted to exclude
     Company, which consists of Amerada Hess, Ashland, Kerr-McGee, LL&E, Occidental, Pennzoil, Phillips, Sun, Unocal and USX-Marathon.

**** Former peer group includes Amoco, Occidental, Phillips, Unocal, Chevron,
     Exxon, Mobil and Texaco, weighted for market capitalization as of the beginning of each year of the five-year period.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Management Development and Compensation Committee of ARCO's Board of Directors administers ARCO's executive compensation program. At the meeting held on February 26, 1996, the Compensation Subcommittee, consisting of those directors listed below who have neither served as an employee nor officer of the Company ("the Committee"), met to determine the Company's 1996 executive compensation program.

Compensation Philosophy

ARCO's executive compensation program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation and retention of outstanding executives. As part of this goal, ARCO seeks to align its compensation programs for senior management with the Company's performance.

The Committee has conducted a full review of ARCO's executive compensation program. The Committee considers various qualitative and quantitative indicators of Company and individual performance in determining the level of compensation for ARCO's Chief Executive Officer ("CEO") and its other executive officers. The review has included an evaluation of ARCO's performance both on a short and long-term basis. The Committee's review included an analysis of quantitative measures, such as total stockholder return ("TSR"), return on stockholders' equity ("ROSE") and percent change in operating and net income. The Committee also considered qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility. The Committee has been sensitive to management's maintaining a balance between actions to foster long-term value creation, as well as short-term performance.

In evaluating executive compensation, the Committee gives primary consideration to the compensation practices of an oil industry comparison group ("Comparison Group") composed of Amoco, Chevron, Exxon, Mobil, Occidental, Phillips, Texaco and Unocal. The Committee uses the Comparison Group as a standard for executive compensation since it is composed of large petroleum companies against which the Company directly competes for executive talent. As approved by the Company's stockholders in 1994, the Comparison Group is used as the reference standard for establishing award levels under the Company's Annual Incentive Plan ("AIP"). This group is different from the S&P Domestic Integrated Oil Index ("Index") used in the Performance Graph on page 11. The Index is made up of companies whose aggregate asset profile more closely resembles that of the Company. Depending on the Company's performance and individual performance, the Committee determines appropriate base salary, annual incentive award and long-term incentive award levels for the Company's executives. The Committee does not apply any specific quantitative formulae in arriving at its compensation decisions on base salary and long-term incentive awards. The Committee does apply specific quantitative formulae, as described below, in arriving at its annual incentive award decisions.

Components of Executive Compensation

Base salaries are targeted slightly above the median of the Comparison Group and are set at levels considered appropriate in light of the scope of responsibilities of each executive officer's position. Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries within the Comparison Group.
---------------

* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

The CEO and the other executive officers receive incentive compensation awards under the Company's AIP. AIP awards are determined by a formula that uses ARCO's three-year simple average ROSE as the performance criteria. The Company considers ROSE an important performance criteria and, by linking AIP awards to it, the Company believes a clear incentive has been provided to executives to improve the Company's ROSE performance.

ROSE is calculated using adjusted net income, which is defined as after-tax operating income as adjusted to exclude non-routine or "special" items. A three-year simple average ROSE recognizes the long-term investment structure of the oil industry and also mitigates the effects of sharp swings in year-to-year results.

Target AIP award levels are set for each participant, expressed as a percentage of base salary, at approximately the 50th percentile of the Comparison Group bonus awards. ARCO's three-year ROSE is compared to the simple average of the three-year ROSE of the Comparison Group ("Comparison Group ROSE"). The Comparison Group ROSE calculations are also determined using adjusted net income. To the extent ARCO's ROSE exceeds the Comparison Group ROSE, the percentage of the target award level earned is adjusted proportionately upward; to the extent ARCO's ROSE is less than the Comparison Group ROSE, the target award level earned is reduced proportionately; in the event ARCO's ROSE were less than 75% of the Comparison Group ROSE, no awards would be paid out. For example, if ARCO's ROSE were 12% and the Comparison Group ROSE were 10%, then 120% of the target awards levels would be paid out; on the other hand, if ARCO's ROSE were 8% and the Comparison Group ROSE were 10%, then 80% of the target levels would be paid out. If ARCO's ROSE were 7.4% and the Comparison Group ROSE were 10%, then no bonus payments would be made.

The AIP also limits the funding pool available for award payments to 2% of the Company's adjusted net income. Accordingly, maximum total award payments are adjusted based on the size of the funding pool available. The AIP also prescribes individual award limits wherein recipients cannot receive more than two times their target award level.

After the maximum awards payments have been calculated according to the above methodology, the Committee reviews the amounts in light of Company and individual performance. The Committee has no discretion to increase award payments to the CEO and Executive Vice Presidents listed in the Summary Compensation Table above the maximum amounts, but does retain discretion to lower award payments for these positions. The Committee generally makes its final decisions on AIP awards in February of each year.

The CEO and the other executive officers also receive incentive compensation awards under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP authorizes the Committee to make awards of stock options with dividend share credits and restricted stock. Stock options with dividend share credits are the primary long-term incentive instrument. Dividend share credits are described in footnote (b) to the Summary Compensation Table. The Committee does not make regular grants of restricted stock.

The Committee believes stock options with dividend share credits are an effective long-term award instrument because they focus management's attention on TSR through share price appreciation and dividend payments. Annual stock option awards are granted each February based on Company and individual performance. The exercise price is equal to the fair market value of Common Stock on the date of grant.

Each year an independent compensation consultant reviews the Company's executive compensation program. The review includes an assessment of the Company's executive compensation recommendations with regard to compensation levels and Company performance. After reviewing the 1996 program, the consultant concluded that ARCO's 1996 executive compensation program was reasonable based on a review of the Company's short and long-term performance, including ARCO's ROSE, return on capital employed ("ROCE") and TSR. The consultant concurred with the conclusions of the Committee, which are described in the next paragraph.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Mike R. Bowlin served as the Company's CEO and President during 1995. Lodwrick
M. Cook served as the Company's Chairman of the Board from January 1, 1986 through June 30, 1995 whereupon Mr. Cook retired as an employee of ARCO. On July 1, 1995, Mr. Bowlin assumed the additional position of Chairman of the Board. In evaluating the compensation for Mr. Bowlin, the Committee recognized that ARCO performed well in 1995 in light of mixed market conditions. Crude oil prices and chemical margins increased on a year-to-year basis while natural gas prices and product margins declined during the same period. Despite the mixed conditions, ARCO's adjusted net income in 1995 rose to $1,331 million from $877 million in 1994, an increase of 52%. Additionally, ARCO continued to have strong ROSE and ROCE performance on a one and five-year basis. However, the Company experienced disappointing one and five-year TSR results.

Under the Company's performance-based AIP, ARCO's three-year ROSE was first among the Comparison Group. For the period ended December 31, 1995, ARCO's three-year ROSE was 15.73% compared to the Comparison Group ROSE of 11.74%. Final AIP awards were calculated using the ROSE percentages.

Based on the Company's performance and compensation philosophy, in February 1996, the Committee approved the following compensation for Mr. Bowlin and guidelines for the other Named Executive Officers ("NEOs") listed in the Summary Compensation Table:

Mr. Bowlin

     -- A 15% salary increase was awarded to Mr. Bowlin, bringing his salary to $980,000. Mr. Bowlin's salary is at the middle of the Comparison Group's CEOs' salaries.
     -- Pursuant to the Company's ROSE-based AIP, Mr. Bowlin was awarded a bonus of $670,000.
     -- A stock option award was targeted at the middle of the Comparison Group's long-term incentive awards. Mr. Bowlin was awarded 44,500 stock options.

Other NEOs

The Committee approved, for executive officers serving in 1996, an average salary increase of 4%, bonus awards pursuant to the formula prescribed by the AIP and LTIP awards targeted at approximately the middle of the Comparison Group's long-term incentive awards. Exceptions are made for individual executives whose compensation is low compared to similar positions within the Comparison Group and for individual performance. Mr. Cook, who retired on July 1, 1995, received a prorated bonus award pursuant to the formula prescribed by the AIP, but no LTIP award.

DEDUCTIBLE COMPENSATION LIMITATION

Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of cash compensation in excess of $1 million paid to the CEO and the four highest compensated NEOs during any taxable year, unless such compensation meets certain requirements. The Company believes its AIP and LTIP comply with the rules under Section 162(m) for treatment as performance-based remuneration, allowing the Company to deduct compensation paid to executives under these two plans. At the February 26, 1996 meeting, the Committee certified the attainment of the performance goals for the 1995 performance year.

        HENRY WENDT, CHAIRMAN          HANNA H. GRAY          DAVID T. MCLAUGHLIN
        FRANK D. BOREN                 PHILIP M. HAWLEY       JOHN B. SLAUGHTER
        RICHARD H. DEIHL               KENT KRESA

February 26, 1996

Estimated Retirement Benefits

The following table shows estimated annual pension benefits payable to officers and other key employees upon retirement on January 1, 1996 at age 65 under the provisions of the Atlantic Richfield Retirement Plan II and the Supplementary Executive Retirement Plan currently in effect.

 AVERAGE FINAL EARNINGS
(AVERAGE OF HIGHEST THREE                         APPROXIMATE ANNUAL BENEFIT FOR YEARS OF
  CONSECUTIVE YEARS OF                              MEMBERSHIP SERVICE INDICATED(a)(b)
 BASE SALARY PLUS ANNUAL      -------------------------------------------------------------------------------
 INCENTIVE PLAN AWARDS)       15 YEARS     20 YEARS     25 YEARS      30 YEARS       35 YEARS       40 YEARS
-------------------------     --------     --------     --------     ----------     ----------     ----------
        $2,250,000            $519,000     $691,000     $864,000     $1,037,000     $1,210,000     $1,373,000
         2,000,000             461,000      614,000      768,000        922,000      1,075,000      1,220,000
         1,750,000             403,000      537,000      672,000        806,000        941,000      1,067,000
         1,500,000             345,000      460,000      576,000        691,000        806,000        915,000
         1,250,000             288,000      383,000      479,000        575,000        671,000        762,000
         1,000,000             230,000      306,000      383,000        460,000        536,000        609,000
           750,000             172,000      229,000      287,000        344,000        402,000        456,000
           500,000             114,000      152,000      191,000        229,000        267,000        303,000
           250,000              57,000       75,000       94,000        113,000        132,000        150,000

------------

(a) The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee on January 1, 1996 and payment of the benefit under the basic form of allowance provided under the Retirement Plan (payment for the life of the employee only with a guaranteed minimum payment period of 60 months). The amounts will change if the payment is made under any other form of allowance permitted by the Retirement Plan, or if an employee's immediate retirement occurs after January 1, 1996, because the Social Security Integration Level of such employees (one of the factors used in computing the annual retirement benefits) may change during the employee's subsequent years of membership service. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.

(b) As of December 31, 1995, the credited years of service under the Retirement Plan for the six named executive officers were: Mr. Bowlin, 27.000; Mr. Arnault, 26.666; Mr. Fernandes, 27.333; Mr. Wade, 27.583; Mr. Rusnack,
    29.500 and Mr. Cook, 38.416.

COMPENSATION OF DIRECTORS

Directors' Fees

Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any Board committee. Directors who are not employees of ARCO, including former officers of ARCO who are directors, receive an annual fee of $40,000 and $1,000 for each Board or committee meeting attended. In addition, the Chairmen of the Audit, Management Development and Compensation, Public Policy, Corporate Governance and Environment, Health and Safety Committees each receive $18,000 per year. The Chairman of the "ad hoc" Governance Committee received $1,500 for each meeting attended. Directors' fees may be deferred pursuant to the Outside Directors' Deferral Plan described below.

Retirement Plan for Outside Directors

The Atlantic Richfield Company Retirement Plan for Outside Directors (the "Outside Directors' Retirement Plan") is an unfunded, non-qualified retirement plan for directors who are not employees of ARCO. They are eligible to participate after serving three years as a member of the Board of Directors. The annual retirement benefit is equal to the director's annual retainer fee immediately preceding the participant's retirement from the Board. The benefit is payable for the period equal to the time the director served on the Board. However, if a director has served for at least 15 years as a member of the Board, the benefit will be paid for the greater of the period described in the preceding sentence or until death. Retired officers of ARCO who are directors participate in the Outside Directors' Retirement Plan commencing three years after their retirement.

Stock Option Plan for Outside Directors

The Atlantic Richfield Company Stock Option Plan for Outside Directors (the "Outside Directors' Plan") provided that in December 1990, when the plan was adopted, ten-year nonqualified stock options to purchase 1,000 shares of Common Stock were granted to each outside director at an exercise price per share equal to the fair market value of Common Stock on the date of grant. Thereafter, each newly elected outside director will be granted ten-year options to purchase 1,000 shares of Common Stock. The number of shares of Common Stock reserved for issuance under the Outside Directors' Plan is 40,000. No options may be granted after December 31, 2000. Dividend share credits are allocated in respect of outstanding options on the same terms on which they are allocated under the LTIP. See "Compensation of Executive Officers--Summary Compensation Table," footnote (b). The Outside Directors' Plan is administered by the Outside Director Stock Option Plan Committee appointed by the Board of Directors. No member of the Board of Directors serves on this committee.

Deferral Plan for Outside Directors

The Atlantic Richfield Company Deferral Plan for Outside Directors (the "Outside Directors' Deferral Plan") was adopted in 1990 to permit outside directors to defer up to 100% of their annual retainer and meeting fees to which they are entitled. In 1995 the outside directors with deferral accounts and the amount of accrued interest exceeding 120% of a specified IRS rate were: Mr. Gavin: $3,311; Mr. Kresa: $1,050; Mr. McLaughlin: $3,453; and Mr. Wendt: $4,519.

                               BOARD OF DIRECTORS

DIRECTORS' MEETINGS

The Board of Directors met twelve times during 1995. All of ARCO's directors attended 75% or more of the aggregate of all meetings of the Board of Directors and committees on which they served during 1995.

COMMITTEES OF THE BOARD

In September of 1995, the Board of Directors formed an "ad hoc" Corporate Governance Committee to review and evaluate relevant corporate governance issues, Board practices, committee composition and structure. On December 18, 1995, the Board of Directors adopted a set of Corporate Governance Principles, which were created and recommended by the "ad hoc" Corporate Governance Committee.

The "ad hoc" Corporate Governance Committee was composed of Mr. Kresa, Chairman, and Messrs. Deihl, Gavin, Hawley and Slaughter. The committee met three times and was dissolved in December 1995. Responsibility for the ongoing review of corporate governance issues was assumed by the former Nominating Committee, which was renamed the Corporate Governance Committee. The descriptions below reflect the new names and responsibilities of the committees as reflected in the Corporate Governance Principles.

EXECUTIVE COMMITTEE

The Executive Committee has and may exercise all the authority of the Board of Directors in the management of the business of ARCO in the interim between meetings of the Board of Directors. The Committee met one time in 1995.

The Executive Committee presently consists of Mr. Bowlin, Chairman, and Messrs. Arnault, Cook, Deihl, Fernandes, Gavin, Hawley, Kresa, Slaughter and Wade.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors makes recommendations to the Board as to management succession plans and is responsible for setting annual and long-term performance goals for the Chairman of the Board and Chief Executive Officer. The Compensation Subcommittee reviews and administers all executive compensation and benefit plans and approves the annual executive compensation levels and awards under such plans. The Management Development and Compensation Committee met four times during 1995.

The Management Development and Compensation Committee presently consists of Mr. Wendt, Chairman, Mrs. Gray and Messrs. Boren, Cook, Deihl, Gavin, Hawley, Kresa, McLaughlin, and Slaughter. The Compensation Subcommittee consists of Mr. Wendt, Chairman, Mrs. Gray and Messrs. Boren, Deihl, Hawley, Kresa, McLaughlin and Slaughter.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee of the Board of Directors considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and names of candidates to fill vacant Board positions. The Committee reviews and makes recommendations concerning other policies related to the Board and directors, including committee composition, structure and size, director compensation and share ownership requirements, and retirement and resignation policies. The Committee is responsible for the periodic review of ARCO's

Corporate Governance Principles and other corporate governance issues and trends. No member of the Committee is an officer or employee of the Company. The Committee met three times during 1995. The Committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the Corporate Secretary.

The Corporate Governance Committee presently consists of Mr. Hawley, Chairman, and Messrs. Deihl, Kresa, McLaughlin and Wendt.

AUDIT COMMITTEE

The objectives of the Audit Committee are to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's financial reporting standards and practices, to determine the adequacy of and promote the Company's continued emphasis on managerial and financial control systems, to maintain open, continuing and direct communication between the Board of Directors and both the Company's independent public accountants and its internal auditors, and to instigate any special investigations of conflicts of interest and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted. The independent accountants and the internal auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss all appropriate matters. No member of the Committee is an officer or employee of the Company. The Committee met three times in 1995.

The Audit Committee presently consists of Mr. Deihl, Chairman, Mrs. Gray and Messrs. Gavin, Hawley and McLaughlin.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

The Environment, Health and Safety Committee of the Board of Directors reviews and assesses the Company's policies, procedures and practices relating to (i) the protection of the environment and the health and safety of employees, customers, contractors and the public, (ii) compliance with applicable laws and regulations and (iii) development of Company environmental, health and safety goals and objectives. The Committee also makes recommendations to the Board as to such policies, procedures and practices. The Committee met three times in 1995.

The Environment, Health and Safety Committee presently consists of Mr. Boren, Chairman, and Messrs. Cook, Kresa, Slaughter and Wendt.

PUBLIC POLICY COMMITTEE

The Public Policy Committee was created by the Board of Directors in December 1995. The Committee reviews the Company's (i) domestic and international policies, programs and strategies involving political, governmental and social issues and trends, (ii) stockholder proposals concerning social and political issues, (iii) charitable, civic, cultural and educational contribution programs including the level of funding and focus of efforts, (iv) political action programs and political contributions and (v) policies and practices involving equal employment opportunity, affirmative action, non-discrimination and other workplace issues.

The Public Policy Committee presently consists of Mr. Gavin, Chairman, Mrs. Gray and Messrs. Boren, Cook and Slaughter.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

                              Item 2 on Proxy Card

The Board of Directors has appointed Coopers & Lybrand L.L.P., Certified Public Accountants, to audit the financial statements of ARCO and its consolidated subsidiaries for the year 1996. Coopers & Lybrand L.L.P. has acted in this capacity for many years. Since June 1987 Coopers & Lybrand L.L.P. has also acted as the independent auditor for ARCO Chemical. In addition, since July 1988 Coopers & Lybrand L.L.P. has acted as the independent auditor for Lyondell and since October 1993 for Vastar. From time to time Coopers & Lybrand L.L.P. also performs consulting work for ARCO and its subsidiaries. The firm has no other relationship with ARCO or any of its subsidiaries except the existing professional relationships of Certified Public Accountants.

Representatives of Coopers & Lybrand L.L.P. will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

The proposal will be approved if it receives the affirmative vote of a majority of votes of the shares represented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                             STOCKHOLDERS' PROPOSAL

The following stockholders' proposal has been submitted for a vote of the stockholders at the Annual Meeting. The proposal is set forth below along with the Company's reasons for recommending a vote AGAINST the proposal. (The proponents did not submit any separate statement in support of their proposal.) To be adopted, a proposal must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting.

                        GUIDELINES FOR COUNTRY SELECTION

                              Item 3 on Proxy Card

Management has been advised that the Global Ministries of the United Methodist Church, New York, New York, the owner of 10,800 shares of Common Stock, and three co-filers, owning a total of 18,850 shares of Common Stock, intend to submit the following proposal at the meeting:

WHEREAS: Levi Strauss & Co., in its "Guidelines For Country Selection," has set criteria for deciding whether to do business in certain countries. These guidelines bar Levi Strauss & Co. from doing business in countries where the company's involvement would hurt its brand image or expose its employees to unreasonable risks. The guidelines also state that Levi Strauss & Co. "shall not initiate or renew contractual relationships in countries where there are pervasive violations of human rights."

On July 26, 1995, ARCO signed an exploration contract with Myanma Oil & Gas Enterprise, the state-owned oil company of Burma (Myanmar).

In the 1990 Burmese elections, the National League for Democracy won over 80% of the seats but was not allowed to take up its seats or form a government by the Burmese military junta. The U.S. State Department, Amnesty International and Human Rights Watch/Asia have extensively documented the Burmese military junta's pervasive violation of human rights. On July 10, 1995, the Burmese military junta lifted the house detention of Aung San Suu Kyi, the Nobel Peace Prize Laureate and leader of the National League for Democracy. Aung San Suu Kyi has since stated that: "Nothing has changed apart from my release." She has also requested that, at the present time, companies not "rush" to invest in Burma.

In 1995, the cities of Berkeley, California, Madison, Wisconsin, and Santa Monica, California passed resolutions effectively barring municipal purchasing managers from buying goods or services from companies, such as ARCO, that do business in Burma. Similar legislation is pending in Massachusetts and New York City. In December 1995, U.S. Senator Mitch McConnell (Republican, Kentucky) introduced the "Burma Freedom and Democracy Act of 1995" that would impose tough economic sanctions on Burma. ARCO's business presence in Burma hurts the company's good record of corporate responsibility and exposes the company to a growing boycott by consumers and local governments.

But Burma is only one example. ARCO also does business in other countries with controversial human rights records: China and Algeria.

RESOLVED: the shareholders request the Board of Directors to review and develop guidelines for country selection and report these guidelines to shareholders and employees by September 1996. In its review, the Board shall develop guidelines on maintaining investments in or withdrawing from countries where:

- there is a pattern of ongoing and systematic violation of human rights

- a government is illegitimate

- there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

THE BOARD OF DIRECTORS ASKS THAT YOU VOTE NO ON THIS PROPOSAL. All ARCO's investments must meet internal investment criteria and be in the best interests of all its stockholders. Among the factors considered in connection with a non-United States investment are a host government's policies toward private investment, local working conditions, and the political, economic and social stability of the area in question.

ARCO's Chairman of the Board articulated the Company's policy concerning operations in foreign countries that are the subject of human rights concerns during a discussion at an ARCO Board of Directors meeting in 1995. He stated that with respect to any particular investment:

     Management must believe that economic engagement is a more constructive approach than isolationism in influencing the country's actions with regard to human rights. Under any circumstances, however, the Company:

     (1) will not conduct operations in violation of the Foreign Corrupt Practices Act or other applicable laws;

     (2) will not pursue opportunities that expose employees to unnecessary risk or danger;

     (3) will not compromise the Company's policies on health and safety; and

     (4) will not operate in countries where the United States government forbids U.S. investment or business investment.

The Company has made its investments in accordance with these principles and does not believe that it is appropriate to adopt additional guidelines. Within these parameters, management believes the Company must have the flexibility to make investment decisions based on the facts applicable to each investment opportunity in order to enhance the competitive position and value of the Company for all of its stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                               VOTING PROCEDURES

The vote required for the election of directors is the affirmative vote of the plurality of votes of the shares represented at the meeting. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees. Votes withheld from election of directors are counted as votes "against" election of directors. The vote required for the approval of the stockholders' proposal is the affirmative vote of a majority of votes of the shares represented at the meeting. If no vote is marked with respect to any matter, the shares will be voted in accordance with the Board of Directors' recommendations. Broker non-votes, if any, will not be counted as shares present at the meeting in respect of each matter voted upon. The percent of votes cast as to each matter is calculated by dividing the number of each of the votes "for," "against," and "abstaining" by the total number of shares represented at the meeting. All shares of Common Stock and Preference Stocks vote together as one class.

Certain of ARCO's employee benefit plans, including the CAP Plan II and the Savings Plan II, in which officers have account balances, permit plan participants to direct the plan trustees how to vote the Common Stock allocated to their accounts. The trustee for each such plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as all those shares of Common Stock for which directions are received. As to shares formerly held in the ARCO PAYSOP and currently held under one of the capital accumulation plans of ARCO, of ARCO Chemical, of Vastar or of Lyondell, the trustee will not vote those shares of Common Stock for which participant voting instructions are not received unless instructed as to how to vote such shares by the Company, ARCO Chemical, Vastar or Lyondell, as the case may be.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1995, the Company's officers and directors complied with all applicable Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers and directors and their written representations that such reports accurately reflect all reportable transactions and holdings.

                               PROXY SOLICITATION

The expense of soliciting proxies will be paid by ARCO. The Company has retained Hill and Knowlton, Inc. to solicit proxies at an estimated fee of $20,000, plus expenses. Some of the officers and other employees of ARCO also may solicit proxies personally, by telephone and by mail, if deemed appropriate.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Stockholder proposals intended to be presented at the 1997 Annual Meeting must be received by November 18, 1996. Such proposals should be addressed to the Corporate Secretary.

                        ADDITIONAL INFORMATION AVAILABLE

THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, 515 SOUTH FLOWER STREET, LOS ANGELES, CA 90071 (TELEPHONE (213) 486-3710).

By order of the Board of Directors

/s/  BRUCE G. WHITMORE

Bruce G. Whitmore
Senior Vice President,
General Counsel and
Corporate Secretary

Los Angeles, California
March 18, 1996

ARCO (LOGO)
                                     (Recycle LOGO) Printed on Recycled paper.

Brokers Common Stock (gray)
-------------------------------------------------------------------------------

PROXY

[ARCO LOGO]
                   ATLANTIC RICHFIELD COMPANY -- COMMON STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 6, 1996

The undersigned hereby constitutes and appoints Ronald J. Arnault, William E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 6, 1996, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of eight directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:

               Ronald J. Arnault
               Mike R. Bowlin
               Lodwrick M. Cook
               Richard H. Deihl
               Hanna H. Gray
               Philip M. Hawley
               David T. McLaughlin
               Henry Wendt

                          COMMENTS OR CHANGE OF ADDRESS

              --------------------------------------------------------

              --------------------------------------------------------

              --------------------------------------------------------

              --------------------------------------------------------
              (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy cannot be voted unless you sign and return it.

                                SEE REVERSE SIDE

/X/      Please mark your votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3

The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.

1. Election of Directors
                                        FOR         WITHHELD
                                        / /           / /

For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------------
2. Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

                                        FOR         AGAINST           ABSTAIN
                                        / /           / /               / /

The Board of Directors recommends a vote AGAINST proposal 3.

3. Stockholders' proposal requesting the review and development of guidelines for country selection and report to stockholders.

                                        FOR         AGAINST           ABSTAIN
                                        / /           / /               / /

Comments or change of address on reverse side.  / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


----------------------------------------------------------------------------

                                                                        1996
----------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE

Brokers $2.80 Cumulative Convertible Preference Stock (blue)
--------------------------------------------------------------------------------

PROXY

[ARCO LOGO]
                           ATLANTIC RICHFIELD COMPANY
                  $2.80 CUMULATIVE CONVERTIBLE PREFERENCE STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 6, 1996

The undersigned hereby constitutes and appoints Ronald J. Arnault, William E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 6, 1996, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of eight directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:

               Ronald J. Arnault
               Mike R. Bowlin
               Lodwrick M. Cook
               Richard H. Deihl
               Hanna H. Gray
               Philip M. Hawley
               David T. McLaughlin
               Henry Wendt

                          COMMENTS OR CHANGE OF ADDRESS

               -------------------------------------------------------

               -------------------------------------------------------

               -------------------------------------------------------

               -------------------------------------------------------
               (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy cannot be voted unless you sign and return it.

                                SEE REVERSE SIDE

/X/      Please mark your votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3

The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.

1. Election of Directors             FOR         WITHHELD
                                     / /           / /

For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------------
2. Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

                                     FOR         AGAINST           ABSTAIN
                                     / /           / /                / /

The Board of Directors recommends a vote AGAINST proposal 3.

3. Stockholders' proposal requesting the review and development of guidelines for country selection and report to stockholders.

                                     FOR         AGAINST           ABSTAIN
                                     / /           / /                / /

Comments or change of address on reverse side.  / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------

                                                                        1996
----------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE

Brokers $3.00 Cumulative Convertible Preference Stock (green)
--------------------------------------------------------------------------------

PROXY

[ARCO LOGO]
                           ATLANTIC RICHFIELD COMPANY
                  $3.00 CUMULATIVE CONVERTIBLE PREFERENCE STOCK
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 6, 1996

The undersigned hereby constitutes and appoints Ronald J. Arnault, William E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 6, 1996, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of eight directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:

               Ronald J. Arnault
               Mike R. Bowlin
               Lodwrick M. Cook
               Richard H. Deihl
               Hanna H. Gray
               Philip M. Hawley
               David T. McLaughlin
               Henry Wendt

                          COMMENTS OR CHANGE OF ADDRESS

               -------------------------------------------------------

               -------------------------------------------------------

               -------------------------------------------------------

               -------------------------------------------------------
              (If you have written in the above space, please mark
               the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy cannot be voted unless you sign and return it.

                                SEE REVERSE SIDE

/X/      Please mark your votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3

The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.

1. Election of Directors

                                  FOR         WITHHELD
                                  / /           / /

For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------------
2. Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

                                  FOR         AGAINST           ABSTAIN
                                  / /           / /               / /

The Board of Directors recommends a vote AGAINST proposal 3.

3. Stockholders' proposal requesting the review and development of guidelines for country selection and report to stockholders.

                                  FOR         AGAINST           ABSTAIN
                                  / /           / /               / /

Comments or change of address on reverse side.  / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------

                                                                        1996
----------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE

Stockholders of Record Proxy Card
--------------------------------------------------------------------------------

PROXY

[ARCO LOGO]


                           ATLANTIC RICHFIELD COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 6, 1996

The undersigned hereby constitutes and appoints Ronald J. Arnault, William E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 6, 1996, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of eight directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:

               Ronald J. Arnault
               Mike R. Bowlin
               Lodwrick M. Cook
               Richard H. Deihl
               Hanna H. Gray
               Philip M. Hawley
               David T. McLaughlin
               Henry Wendt

                          COMMENTS OR CHANGE OF ADDRESS

              -------------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------
              (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy cannot be voted unless you sign and return it.

                                SEE REVERSE SIDE

                            - FOLD AND DETACH HERE -

/X/      Please mark your votes as in this example.                         0184

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3

The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.

1. Election of Directors
                                 FOR         WITHHELD
                                 / /           / /

For, except vote withheld from the following nominee(s):

2. Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

                                 FOR         AGAINST           ABSTAIN
                                 / /           / /               / /

The Board of Directors recommends a vote AGAINST proposal 3.

3. Stockholders' proposal requesting the review and development of guidelines for country selection and report to stockholders.

                                 FOR         AGAINST           ABSTAIN
                                 / /           / /               / /

Comments or change of address on reverse side.                   / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------

                                                                        1996
----------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE

              - PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY
                        IN THE ENCLOSED REPLY ENVELOPE -

[ARCO LOGO]                                         THIS IS YOUR PROXY.
                                                  YOUR VOTE IS IMPORTANT.


DEAR STOCKHOLDER:

The annual meeting of stockholders of Atlantic Richfield Company will be held on May 6, 1996. We urge you to promptly sign, date and return the proxy card in the envelope provided.

Employee Proxy Card
-------------------------------------------------------------------------------

PROXY

[ARCO LOGO]

                           ATLANTIC RICHFIELD COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING MAY 6, 1996

The undersigned hereby constitutes and appoints Ronald J. Arnault, William E. Wade, Jr. and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ATLANTIC RICHFIELD COMPANY to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California on Monday, May 6, 1996, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of eight directors, (2) the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996 and (3) the consideration of the stockholders' proposal.

Nominees for election as director:

               Ronald J. Arnault
               Mike R. Bowlin
               Lodwrick M. Cook
               Richard H. Deihl
               Hanna H. Gray
               Philip M. Hawley
               David T. McLaughlin
               Henry Wendt

                          COMMENTS OR CHANGE OF ADDRESS

              -------------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------
              (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy cannot be voted unless you sign and return it.

                                SEE REVERSE SIDE

                            - FOLD AND DETACH HERE -

/X/      Please mark your votes as in this example.                         6015

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3

The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.

1. Election of Directors
                                     FOR         WITHHELD
                                     / /           / /

For, except vote withheld from the following nominee(s):

2. Approval of appointment of Coopers & Lybrand L.L.P. as independent auditors.

                                     FOR         AGAINST           ABSTAIN
                                     / /           / /               / /

The Board of Directors recommends a vote AGAINST proposal 3.

3. Stockholders' proposal requesting the review and development of guidelines for country selection and report to stockholders.

                                     FOR         AGAINST           ABSTAIN
                                     / /           / /               / /

Comments or change of address on reverse side.  / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------

                                                                        1996
----------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE

           - PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE
                           ENCLOSED REPLY ENVELOPE -

[ARCO LOGO]                                      THIS IS YOUR PROXY.
                                               YOUR VOTE IS IMPORTANT.


DEAR STOCKHOLDER:

The annual meeting of stockholders of Atlantic Richfield Company will be held on May 6, 1996. We urge you to promptly sign, date and return the proxy card in the envelope provided.